UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2024

Sonida Senior Living, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)
1-13445		75-2678809
(Commission File Number)		(IRS Employer Identification No.)

14755 Preston Road,
Suite 810
Dallas, Texas	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 770-5600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2024, Sonida Senior Living, Inc. (the “Company”) entered into an amended and restated executive employment agreement (the “Amended Employment Agreement”) with Brandon M. Ribar, the Company’s President and Chief Executive Officer. The Amended Employment Agreement amends and restates Mr. Ribar’s existing executive employment agreement with the Company, dated September 10, 2019, as amended by that certain amendment, effective as of September 2, 2022 (the “Prior Employment Agreement”).

The Amended Employment Agreement modifies the Prior Employment Agreement by:

(a)  increasing Mr. Ribar’s base salary to no less than $550,000 (from his current base salary of $474,778) and increasing Mr. Ribar’s annual target bonus opportunity to 85% of his base salary (from 75% of his base salary) in each case, effective as of January 1, 2025;

(b)  increasing Mr. Ribar’s post-termination non-compete period to 18 months (from 12 months);

(c)  defining “Cause” to also include Mr. Ribar’s (i) willful breach of any material employment policy of the Company, (ii) material breach of a covenant, representation, warranty or obligation under the Amended Employment Agreement, or (iii) material failure to perform his job duties, or failure to follow or comply with the lawful and reasonable directives of the Board, after he has been informed, in writing, of such performance issues and given a cure period of 30 days;

(d)  providing that if Mr. Ribar’s employment is terminated by the Company without “Cause” or by Mr. Ribar for “Good Reason,” in each case, prior to or more than 12 months following a Change in Control (as defined in the Amended Employment Agreement), Mr. Ribar will be entitled to receive (i) a separation allowance, payable in equal installments over an 18 month period, equal to 1.5 times the sum of Mr. Ribar’s then base salary and target bonus opportunity, (ii) any annual incentive bonuses earned but not yet paid, (iii) a pro-rated annual incentive bonus for the fiscal year in which employment termination occurs (based on actual performance achieved for such fiscal year), (iv) medical, dental, disability and life insurance coverage until the earlier of 18 months after the date of termination or the date Mr. Ribar becomes eligible to be covered by comparable benefits by another employer, (v) the accelerated vesting of a portion of any unvested time-based equity award granted to Mr. Ribar (based on the number of shares that would have vested per the applicable award agreement as of the one year anniversary of the termination date had Mr. Ribar remained continuously employed by the Company through such date), (vi) prorated vesting of any unvested, outstanding annual performance-based equity award for which the performance period is scheduled to end within 12 months of Mr. Ribar’s termination date, based on actual performance results, and (vii) prorated vesting of any unvested, outstanding shareholder alignment equity award, based on the date of achievement of the applicable stock price performance milestone; and

(e)  making certain other administrative and conforming changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	Sonida Senior Living, Inc.

	By:	/s/ David R. Brickman
	Name:	David R. Brickman
	Title:	Senior Vice President, Secretary and General Counsel